Exhibit 10.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made as of the 18th day of July, 2006, between AIG MORTGAGE CAPITAL, LLC, a Delaware limited liability company, having an address at 1999 Avenue of the Stars, 38th Floor, Century City, Los Angeles, California 90067 (“Prior Second Mezzanine Lender”), and KBS TRIBECA SUMMIT, LLC, a Delaware limited liability company, having an address 620 Newport Center Drive, Suit 1300, Newport Beach, California, 92660 (“New Second Mezzanine Lender”).

RECITALS:

WHEREAS, pursuant to a certain Building Loan Agreement, dated as of February 28, 2006, AIG MORTGAGE CAPITAL, LLC, a Delaware limited liability company, as building loan lender (“Original Building Loan Lender”) has made a loan in the principal amount of up to $37,500,000 (“Building Loan”) to 415 GREENWICH FEE OWNER LLC, a Delaware limited liability company (the “Building Loan Borrower”);

WHEREAS, pursuant to a certain Senior Loan Agreement, dated as of February 28, 2006, AIG MORTGAGE CAPITAL, LLC, a Delaware limited liability company, as senior loan lender (“Original Senior Loan Lender”) has made a loan in the principal amount of up to $62,500,000 (“Senior Loan”) to 415 GREENWICH FEE OWNER LLC, a Delaware limited liability company (the “Senior Loan Borrower”, together with Building Loan Borrower, collectively, “Mortgage Borrower”);

WHEREAS, pursuant to a Mortgage Loan Purchase and Sale Agreement dated as of April 27, 2006, GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (“Mortgage Lender”) purchased the interest of each of Original Building Loan Lender and Original Senior Loan Lender’s interest in the Building Loan and Senior Loan, respectively.

WHEREAS, pursuant to a certain First Mezzanine Loan Agreement, dated as of February 28, 2006, SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (“First Mezzanine Lender”) has made a loan in the principal amount of up to $25,000,000.00 to 415 GREENWICH SENIOR MEZZANINE OWNER LLC, a Delaware limited liability company;

WHEREAS, pursuant to a certain Second Mezzanine Loan Agreement, dated as of February 28, 2006, Prior Second Mezzanine Lender has made a loan in the principal amount of up to $15,896,000.00 (the “Second Mezzanine Loan”) to 415 GREENWICH MEZZANINE OWNER LLC, a Delaware limited liability company;

WHEREAS, Mortgage Lender, First Mezzanine Lender and Prior Second Mezzanine Lender, entered into that certain Intercreditor Agreement, dated as of February 28, 2006 (the “Intercreditor Agreement”);

WHEREAS, pursuant to that certain Omnibus Assignment, dated as of the date hereof (the “Assignment”), Prior Second Mezzanine Lender has assigned all its right, title and interest in and to the Second Mezzanine Loan and the Second Mezzanine Loan Documents to New Second Mezzanine Lender; and

WHEREAS, New Second Mezzanine Lender is willing to accept the Assignment, and in connection with the transactions contemplated thereby, assume the obligations of Prior Second Mezzanine Lender under the Intercreditor Agreement, in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and/or warranties of Prior Second Mezzanine Lender and New Second Mezzanine Lender set forth herein and in the Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of Prior Second Mezzanine Lender and New Second Mezzanine Lender, Prior Second Mezzanine Lender and New Second Mezzanine Lender do hereby agree as follows:

1. Defined terms are indicated herein by initial capital letters. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement.

2. Prior Second Mezzanine Lender (but only in its capacity as the owner of the Second Mezzanine Loan) hereby assigns all of its right, title and interest in and to the Intercreditor Agreement to New Second Mezzanine Lender.

3. In addition, New Second Mezzanine Lender hereby remakes, for the benefit of each of Mortgage Lender and First Mezzanine Lender, each of the representations and warranties set forth in Section 4(b) of the Intercreditor Agreement (excluding the representation made in 4(b)(viii), the second sentence of Section 4(d)(i), the first sentence of Section 4(d)(iii) and Section 4(d)(ii) of the Intercreditor Agreement) to the same extent and with the same force as if fully set forth herein as required pursuant to Section 5(a) thereof. New Second Mezzanine Lender hereby remakes to New Second Mezzanine Lender’s knowledge, for the benefit of each of Mortgage Lenders and First Mezzanine Lender, each of the representations and warranties made in the second sentence of Section 4(d)(iii) of the Intercreditor Agreement to the same extent and with the same force as if fully set forth herein as required pursuant to Section 5(a) thereof. Future assignments of the Second Mezzanine Loan shall be in accordance with, and subject to, the terms of the Intercreditor Agreement.

4. To New Second Mezzanine Lender’s knowledge, New Second Mezzanine Lender hereby represents and warrants to each of Mortgage Lender and First Mezzanine Lender, Exhibit A attached hereto and made a part hereof is a true, correct and complete listing of all of the Second Mezzanine Loan Documents (including all amendments, modifications, replacements, restatements and supplements thereof) as of the date hereof. To Second Mezzanine Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Second Mezzanine Loan Documents.

5. New Second Mezzanine Lender hereby accepts the foregoing assignment of the Intercreditor Agreement and the other Second Mezzanine Loan Documents and hereby assumes and agrees to fulfill, perform and discharge, from and after the date hereof, all of the commitments, obligations and liabilities of Prior Second Mezzanine Lender under the Intercreditor Agreement and the Second Mezzanine Loan Documents accruing from and after the date hereof, to the same effect as if New Second Mezzanine Lender had been the Prior Second Mezzanine Lender under the Intercreditor Agreement.

6. Except as expressly set forth herein and in the Assignment, the assignments contemplated herein are made without representation or warranty, express or implied and without recourse to the Prior Second Mezzanine Lender in any manner whatsoever.

7. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall be deemed one agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to by duly executed as of the 18 day of July, 2006.

PRIOR SECOND MEZZANINE LENDER:

AIG MORTGAGE CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Keith C. Honig
Name:	Keith C. Honig
Title:	Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

NEW SECOND MEZZANINE LENDER:

KBS TRIBECA SUMMIT, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION III, LLC,
a Delaware limited liability company, its sole member

	By:	KBS Limited Partnership,
a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer